                                                               EXHIBIT (a)(1)(v)
                          Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock

                                      of

                             Pitt-Des Moines, Inc.

                                      at

                             $33.90 Net Per Share

                                      by

                         Ironbridge Acquisition Corp.
                         a wholly-owned subsidiary of

                            Ironbridge Holding LLC

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON THURSDAY, MARCH 7, 2002, UNLESS THE OFFER IS EXTENDED.

                                                               February 7, 2002

To Our Clients:

   Enclosed for your consideration is an Offer to Purchase dated February 7, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal relating to the offer by Ironbridge Acquisition Corp., a Pennsylvania corporation ("Purchaser") and a wholly-owned subsidiary of Ironbridge Holding LLC, a Delaware limited liability company ("Parent"), to purchase all of the outstanding shares (the "Shares") of Common Stock, no par value per share (the "Common Stock"), of Pitt-Des Moines, Inc., a Pennsylvania corporation (the "Company"), at a purchase price of $33.90 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"). Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to Mellon Investor Services LLC, the Paying Agent, prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

   We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

   We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

   Your attention is directed to the following:

      1. The tender price is $33.90 per Share, net to the seller in cash without interest thereon.

      2.  The Offer is made for all of the outstanding Shares.

      3. The Board of Directors of the Company has approved the Offer, has determined that the Offer is fair to, and in the best interests of, the holders of Shares and recommends that holders of the Shares accept the Offer and tender their Shares pursuant to the Offer.

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      4.  The Offer is being made pursuant to the Merger Agreement, dated as of
   February 1, 2002 (the "Merger Agreement"), which provides that subsequent to the consummation of the Offer, Purchaser will merge with and into the Company (the "Merger"). At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company and each Share owned by Parent, Purchaser or any other direct or indirect subsidiary of Parent or of the Company and other than Shares, if any, held by shareholders who have properly exercised rights under Subchapter 15D of the Pennsylvania Business Corporation Law of 1988, as amended) will be canceled, extinguished and converted into the right to receive $33.90 in cash, without interest thereon.

      5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, March 7, 2002, unless the Offer is extended. In no event will the Offer be extended beyond March 29, 2002.

      6. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

      7. The Offer is conditioned upon, among other things, (i) there being validly tendered and not properly withdrawn prior to the expiration of the Offer, that number of Shares which, together with the Shares owned by Parent and Purchaser, constitute 80% or more of the outstanding Shares and (ii) the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

   The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Georgeson Shareholder Securities Corporation, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

   If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

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          Instructions With Respect To The Offer To Purchase For Cash
                    All Outstanding Shares of Common Stock

                                      of

                             Pitt-Des Moines, Inc.

                                      by

                         Ironbridge Acquisition Corp.

   The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated February 7, 2002 (the "Offer to Purchase") and the related Letter of Transmittal pursuant to an offer by Ironbridge Acquisition Corp., a Pennsylvania corporation and a wholly-owned subsidiary of Ironbridge Holding LLC, a Delaware limited liability company, to purchase all outstanding shares (the "Shares") of Common Stock, no par value per share (the "Common Stock"), of Pitt-Des Moines, Inc., a Pennsylvania corporation (the "Company"), at a purchase price of $33.90 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

   This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

  Number of Shares to be Tendered*

 ___________________________________________________________________ Shares

 Dated ___________________________________________________________, 2002.



                                   STOP HERE

 ______________________________________________________________________________

 ______________________________________________________________________________
                                 Signature(s)

 ______________________________________________________________________________
                             Please print name(s)

 ______________________________________________________________________________
                                    Address

 ______________________________________________________________________________
                        Area Code and Telephone Number

 ______________________________________________________________________________
                 Tax Identification or Social Security Number


   THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

   THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.

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* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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